MODEL N ANNOUNCES SECOND QUARTER FISCAL 2013 FINANCIAL RESULTS

Q2 revenues of $24.6 million, a 21% year-over-year increase

Raised over $100 million in growth capital through IPO listing on the New York Stock Exchange

Redwood City, CA (May 7, 2013) - Model N, Inc., (NYSE: MODN), the leader in Revenue Management solutions for the life science and technology industries, today announced financial results for the second quarter of fiscal 2013, which ended March 31, 2013.

"We are pleased with our second quarter results, which exceeded our expectations on both revenue and profitability," said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. "We are still in the early stages of a major new market opportunity as companies adopt modern software solutions to address their Revenue Management challenges, replacing outdated custom solutions and manual business processes along the way. Model N has emerged as the market leader as a result of our comprehensive Revenue Management platform, vertical focus and demonstrated history of delivering business value."

"We are pleased to have completed our IPO in March. The increased market awareness and financial resources from this event will help us to execute the company's growth plans and capitalize on our growing, multi-billion dollar market opportunity," added Rinat.

Second Quarter Fiscal 2013 Financial Highlights:

  Total Revenues: Total revenues were $24.6 million, a year-over-year increase of 21% compared to $20.2 million for the second quarter of fiscal 2012.
  Gross Profit: Gross profit was $13.0 million, compared to $9.6 million for the second quarter of fiscal 2012. Non-GAAP gross profit was $13.3 million compared to $11.1 million for the second quarter of fiscal 2012.
  Income (Loss) from operations: GAAP loss from operations was $1.0 million, compared to $3.7 million for the second quarter of fiscal 2012. Non-GAAP income from operations was slightly above breakeven, compared to a loss from operations of $0.8 million for the second quarter of fiscal 2012.
  Net loss: GAAP net loss was $1.9 million, compared to $4.2 million for the second quarter of fiscal 2012. GAAP net loss per share was $0.19 based upon weighted average shares outstanding of 10.1 million, as compared to $0.54 for the second quarter of fiscal 2012 based upon weighted average shares outstanding of 7.7 million.
  Non-GAAP net loss: Non-GAAP net loss was $0.2 million, as compared to $1.1 million for the second quarter of fiscal 2012. Non-GAAP net loss per share was $0.01 based upon weighted average shares outstanding of 16.4 million, as compared to $0.07 for the second quarter of fiscal 2012 based upon weighted average shares outstanding of 15.0 million.
  Adjusted EBITDA: Adjusted EBITDA was $0.5 million, compared to ($0.4) million for the second quarter of fiscal 2012.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures, including the reasons management uses each measure, is also included below under the heading "Non-GAAP Financial Measures."

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company's financial results for the second quarter of fiscal 2013, which ended March 31, 2013. To access the call, please dial (888) 503-8169 in the U.S. or (719) 325-2454 internationally. Passcode is 4807849. A live webcast of the conference will be accessible from Model N's website at: http://investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 14, 2013, a recording will be available for replay at: http://investor.modeln.com and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 4807849.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps our customers dramatically improve pricing and contracting, rebates and incentives, and sales and marketing performance analysis to increase their revenue. Model N drives improved pricing, margin, and revenue performance for our customers through a powerful combination of best practices, highly configurable software applications, comprehensive services, and actionable analytics. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology manufacturers in more than 50 countries. Global Customers include: Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, STMicroelectronics, and Watson Pharmaceuticals. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N's growth plans. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; and (v) acceptance of our applications and services by customers. Further information on risks that could affect Model N's results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our quarterly report on Form 10-Q for the quarter ended March 31, 2013, and current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America ("GAAP"). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP operating income (loss), non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP operating income (loss) and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, and changes in fair value of preferred stock warrant liability as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss), adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, interest and other expense, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Greg Kleiner, 650-610-4998
investorrelations@modeln.com

Media Contact:

Model N
Kristin Lee, 650-610-4717
Marketing
klee@modeln.com

Model N Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	March 31,	September 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 109,024	$ 15,768
Short-term investments	63	-
Accounts receivable, net of allowances of $98 and $55 as of
March 31, 2013 and September 30, 2012, respectively	15,101	12,468
Deferred cost of implementation services, current portion	1,116	1,077
Prepaid expenses	1,621	2,246
Other current assets	327	552
Total current assets	127,252	32,111
Property and equipment, net	5,966	4,590
Goodwill	1,509	1,509
Other intangible assets, net	1,083	1,248
Other assets	711	1,140
Total assets	$ 136,521	$ 40,598
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 539	$ 196
Accrued employee compensation	8,045	7,650
Accrued liabilities	4,670	4,432
Deferred revenue, current portion	28,118	29,362
Capital lease obligations, current portion	519	555
Loan obligations, current portion	2,500	2,500
Total current liabilities	44,391	44,695
Long-term liabilities:
Deferred revenue, net of current portion	2,398	2,289
Capital lease obligations, net of current portion	87	349
Loan obligations, net of current portion	1,397	2,627
Other long-term liabilities	688	1,125
Total long-term liabilities	4,570	6,390
Total liabilities	48,961	51,085
Convertible preferred stock:	-	41,776
Stockholders' equity:
Common stock	3	1
Preferred stock	-	-
Additional paid-in capital	152,099	9,045
Accumulated other comprehensive loss	(144)	(120)
Accumulated deficit	(64,398)	(61,189)
Total equity	87,560	(52,263)
Total liabilities, convertible preferred stock and stockholders' equity	$ 136,521	$ 40,598

Model N Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Six months ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Revenue:
License and implementation	$ 14,481	$ 11,659	$ 26,943	$ 23,024
SaaS and maintenance	10,078	8,581	19,957	15,273
Total revenue	24,559	20,240	46,900	38,297
Cost of revenue:
License and implementation	6,800	5,515	12,360	10,543
SaaS and maintenance	4,781	5,168	9,304	7,664
Total cost of revenue	11,581	10,683	21,664	18,207
Gross profit	12,978	9,557	25,236	20,090
Operating expenses:
Research and development	4,483	4,817	8,602	8,990
Sales and marketing	5,770	5,705	11,106	9,686
General and administrative	3,758	2,773	7,635	5,166
Total operating expenses	14,011	13,295	27,343	23,842
Operating loss	(1,033)	(3,738)	(2,107)	(3,752)
Interest expense, net	115	170	241	354
Other expense, net	660	179	712	585
Loss before income taxes	(1,808)	(4,087)	(3,060)	(4,691)
Provision for income taxes	88	68	149	139
Net loss attributable to Model N Inc. common stockholders	(1,896)	(4,155)	(3,209)	(4,830)
Net loss per share attributable to Model N Inc. common stockholders	$ (0.19)	$ (0.54)	$ (0.35)	$ (0.63)
Weighted average number of shares used in computing net loss per common share	10,137	7,731	9,071	7,677

Model N Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)
	Three months ended		Six months ended
	March 31,		March 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$ (1,896)	$ (4,155)	$ (3,209)	$ (4,830)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	495	391	937	704
Amortization of other intangible assets	84	68	165	68
Stock-based compensation	942	1,086	1,499	1,594
Amortization of debt discount	10	11	20	21
Changes in fair value of preferred stock warrant liability	685	127	671	443
Provision for doubtful accounts	1	-	9	(10)
Deferred income taxes	34	32	59	63
Changes in operating assets and liabilities, net of
acquired assets and liabilities:
Accounts receivable	748	1,301	(2,732)	1,967
Prepaid expenses and other current assets	(151)	(302)	(1,491)	(159)
Deferred cost of implementation services	273	(217)	290	(298)
Accounts payable	(862)	1,284	307	1,593
Accrued employee compensation	449	3,231	424	1,655
Other accrued and long-term liabilities	(457)	363	1,579	601
Deferred revenue	(1,756)	(2,315)	(1,045)	2,177
Net cash provided by (used in) operating activities	(1,401)	905	(2,517)	5,589
Cash flows from investing activities:
Purchases of property and equipment	(308)	(268)	(472)	(767)
Capitalization of software development costs	(831)	-	(1,722)	-
Purchase of short-term investments	-	-	(63)	-
Acquisition of a business	-	(3,000)	-	(3,000)
Net cash used in investing activities	(1,139)	(3,268)	(2,257)	(3,767)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs of $7.6 million	101,064	-	101,064	-
Proceeds from issuance of common stock upon exercise of stock options	423	29	513	115
Payments for deferred offering costs	(1,761)	-	(1,976)	-
Principal payments on capital lease obligations	(158)	(144)	(298)	(241)
Principal payments on loan	(625)	(625)	(1,250)	(1,042)
Net cash provided by (used in) financing activities	98,943	(740)	98,053	(1,168)
Effect of exchange rate changes on cash and cash equivalents	(12)	22	(23)	(15)
Net change in cash and cash equivalents	96,391	(3,081)	93,256	639
Cash and cash equivalents at beginning of period	12,633	22,140	15,768	18,420
Cash and cash equivalents at end of period	$ 109,024	$ 19,059	$ 109,024	$ 19,059

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(dollars and shares in thousands, except per share amounts)
(unaudited)
		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP net income (loss) to adjusted EBITDTA
	GAAP net income (loss):	$ (1,896)	$ (4,155)	$ (3,209)	$ (4,830)
	Reversal of non-GAAP expenses:
	Stock-based compensation	942	1,086	1,499	1,594
	Depreciation and amortization	578	459	1,102	772
	Interest expense, net	115	170	241	354
	Other expense, net	660	179	712	585
	LeapFrogRx compensation charges	25	1,789	414	1,789
	Provision for income taxes	88	68	149	139
	Adjusted EBITDA	$ 512	$ (404)	$ 908	$ 403

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP total gross profit to non-GAAP total gross profit:
	GAAP gross profit:	$ 12,978	$ 9,557	$ 25,236	$ 20,090
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	204	437	318	538
	Amortization of intangible assets (b)	61	50	121	50
	LeapFrogRx compensation charges (c)	16	1,092	257	1,092
	Non-GAAP gross profit	$ 13,259	$ 11,136	$ 25,932	$ 21,770
	Percentage of revenue	54.0%	55.0%	55.3%	56.8%

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP gross profit to non-GAAP gross profit:
	for license and implementation:
	GAAP gross profit - license and implementation:	$ 7,681	$ 6,144	$ 14,583	$ 12,481
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	90	69	130	146
	Non-GAAP gross profit - license and implementation	$ 7,771	$ 6,213	$ 14,713	$ 12,627
	Percentage of revenue	53.7%	53.3%	54.6%	54.8%

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP gross profit to non-GAAP gross profit:
	for SaaS and maintenance:
	GAAP gross profit - SaaS and maintenance:	$ 5,297	$ 3,413	$ 10,653	$ 7,609
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	114	368	188	392
	Amortization of intangible assets (b)	61	50	121	50
	LeapFrogRx compensation charges (c)	16	1,092	257	1,092
	Non-GAAP gross profit - SaaS and maintenance	$ 5,488	$ 4,923	$ 11,219	$ 9,143
	Percentage of revenue	54.5%	57.4%	56.2%	59.9%

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP research and development to non-GAAP research and development:
	GAAP research and development:	$ 4,483	$ 4,817	$ 8,602	$ 8,990
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	(98)	(73)	(152)	(170)
	LeapFrogRx compensation charges (c)	(4)	(34)	(31)	(34)
	Non-GAAP research and development	$ 4,381	$ 4,710	$ 8,419	$ 8,786

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
	GAAP sales and marketing:	$ 5,770	$ 5,705	$ 11,106	$ 9,686
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	(454)	(529)	(713)	(774)
	Amortization of intangible assets (b)	(22)	(18)	(43)	(18)
	LeapFrogRx compensation charges (c)	(4)	(427)	(88)	(427)
	Non-GAAP sales and marketing	$ 5,290	$ 4,731	$ 10,262	$ 8,467

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012

Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
	GAAP general and administrative:	$ 3,758	$ 2,773	$ 7,635	$ 5,166
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	(186)	(47)	(316)	(112)
	LeapFrogRx compensation charges (c)	(1)	(236)	(38)	(236)
	Non-GAAP general and administrative	$ 3,571	$ 2,490	$ 7,281	$ 4,818

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Reconciliation from GAAP operating loss to non-GAAP operating income (loss):
	GAAP operating loss:	$ (1,033)	$ (3,738)	$ (2,107)	$ (3,752)
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	942	1,086	1,499	1,594
	Amortization of intangible assets (b)	83	68	164	68
	LeapFrogRx compensation charges (c)	25	1,789	414	1,789
	Non-GAAP operating income (loss)	$ 17	$ (795)	$ (30)	$ (301)

		Three months ended March 31,		Six months ended March 31,
		2013	2012	2013	2012
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
	GAAP net loss:	$ (1,896)	$ (4,155)	$ (3,209)	$ (4,830)
	Reversal of non-GAAP expenses:
	Stock-based compensation (a)	942	1,086	1,499	1,594
	Changes in fair value of preferred stock warrant liability (d)	685	127	671	443
	Amortization of intangible assets (b)	83	68	164	68
	LeapFrogRx compensation charges (c)	25	1,789	414	1,789
	Non-GAAP net loss attributable to Model N Inc. common stockholders	$ (161)	$ (1,085)	$ (461)	$ (936)
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per common share:
	Weighted average number of shares used in computing net loss per common share	10,137	7,731	9,071	7,677
	Assuming the conversion of preferred stock at the beginning of each period	6,284	7,250	6,772	7,250
	Non-GAAP weighted average shares used in computing non-GAAP
	net loss per common share	16,421	14,981	15,843	14,927
GAAP net loss per share attributable to Model N Inc. common stockholders		$ (0.19)	$ (0.54)	$ (0.35)	$ (0.63)
Non-GAAP net loss per share attributable to Model N Inc. common stockholders		$ (0.01)	$ (0.07)	$ (0.03)	$ (0.06)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N's underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Share-based compensation expenses are excluded from our non-GAAP income because share-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)

Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)

In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totalling upto $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)

Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.